EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered effective February 27, 1999, among (1) LTC Americas Inc. ("LTC"), a Virginia corporation with principal place of business at 22446 Davis Drive, Suite 142, Sterling, Virginia 20164, (2) LTC's wholly-owned subsidiary, SurfaceDecon Corporation ("SurfaceDecon"), a Virginia corporation, (3) LTC's parent company, McPhee Fischer Inc. ("McPhee Fischer"), a Virginia corporation (LTC, SurfaceDecon, and McPhee Fischer to be referred to collectively as "Sellers"), (4) the controlling shareholder of McPhee Fischer, W.S. McPhee ("Shareholder"), an individual, and (5) TES Acquisition Corp. ("Buyer"), a Delaware corporation with principal place of business at 2 Sutton Road, Webster, Massachusetts 01570, to state the terms on which Buyer will purchase certain assets of LTC and SurfaceDecon (the "Transaction").

WHEREAS, LTC operates a vacuum blasting equipment manufacturing, sale, and rental business (the "Business") and desires to sell substantially all of its non-cash assets, and substantially all of the non-cash assets of SurfaceDecon, to Buyer; and

WHEREAS, Buyer desires to purchase said assets from LTC and SurfaceDecon;

THEREFORE, IN CONSIDERATION OF the mutual covenants stated below, the parties agree as follows:

SECTION 1: PURCHASE AND SALE OF ASSETS

1.1 PURCHASED ASSETS. A t the Closing, LTC and SurfaceDecon shall sell and deliver, and Buyer shall purchase and pay for, all of the assets listed in
Schedule 1.1 (the "Purchased Assets") on the terms of this Agreement.

1.2 EXCLUDED ASSETS. Notwithstanding any other provision of this Agreement, LTC and SurfaceDecon will not sell and deliver, and Buyer will not purchase and pay for, the assets listed in Schedule 1.2 (the "Excluded Assets").

SECTION 2: ASSUMPTION OF LIABILITIES

2.1 ASSUMED LIABILITIES. At the Closing, Buyer shall assume and undertake to timely discharge the liabilities listed on Schedule 2.1 (the "Assumed Liabilities").

2.2 EXCLUDED LIABILITIES. Buyer does not assume and shall have no obligation to discharge any of the liabilities listed in Schedule 2.2 (the "Excluded Liabilities").

SECTION 3: PURCHASE PRICE

3.1 PURCHASE PRICE. Buyer agrees to pay LTC the "Purchase Price" for the Purchased Assets, consisting of: a promissory note of the Buyer and Teletrak Environmental Systems, Inc. ("Teletrak,"

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symbol TEAS) in the principal amount of $80,000; and 209,000 shares of restricted common stock of Teletrak.

3.2 PAYMENT. The Purchase Price shall be paid as follows:

      (1) CASH. At the Closing, Buyer shall pay cash to LTC in the amount of $2 11,000 by cashier's check or wire transfer.

      (2) PROMISSORY NOTE. At the Closing, Buyer shall deliver to LTC promissory note of Buyer and Teletrak in the principal amount of $80,000, bearing interest at the rate of 10% per year, payable in 36 equal monthly installments, with no penalty for prepayment, , in the form of Exhibit 3.2(2).

      (3) TELETRAK SHARES. Upon one or more written requests by LTC at any time within three months after the Closing, Buyer shall deliver a total of 209,000 common shares of newly-issued Teletrak restricted common stock to LTC and/or a maximum of eight creditors, or owners of creditors, of LTC. The Teletrak shares shall be subject only to trading restrictions based on the securities law exemption under which they are issued, which exemption shall arise under either
            Section 4(2) of the Securities Act of 1934 or Regulation D. Any transferee shall execute such documents acknowledging said restrictions as Buyer shall reasonably request in order to qualify for such exemption.

3.3 ALLOCATION OF PURCHASE PRICE. The aggregate Purchase Price shall be allocated among the Purchased Assets for tax purposes in accordance with
Schedule 3.3. Buyer and Sellers shall follow and use such allocation in all income, sales, and other tax returns, filings, and related reports submitted to any governmental agencies. To the ex tent that disclosures of this allocation to the Internal Revenue Service are required, a party shall disclose any such report to the adverse party or parties before filing.

SECTION 4: CLOSING

4.1 DATE AND TIME. The C losing of the Transaction shall take place at the offices of Sellers' attorney, Ralph M. Tener, Tener & Callahan, P.C., 8330 Boone Boulevard, Suite 401, Vienna, Virginia, at 10:00 a.m. E.S.T. on March 1, 1999, or at such other time and place as the parties may later agree.

4.2 DOCUMENTS TO BE DELIVERED BY SELLERS. At the Closing, Sellers shall deliver to Buyer the following documents, duly executed and in form acceptable to Buyer:

      (1) BILL OF SALE. A bill of sale from LTC and SurfaceDecon in the form of Exhibit 4.2(1).

      (2) COMPLIANCE CERTIFICATES. Certificates signed by the Chief Executive Officers of LTC and SurfaceDecon and other applicable persons stating that each of the representations and warranties made by Sellers in this Agreement is true and correct in all material respects as of the Closing Date and that Sellers have performed all of their obligations under this Agreement which are to be performed on or before the Closing.

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      (3)   CERTIFIED RESOLUTIONS. Certified copies of the resolutions of the
            Boards of Directors of Sellers authorizing and approving this Agreement, the Bill of Sale, and the consummation of the Transaction.

      (4) INCUMBENCY CERTIFICATES. Incumbency certificates stating the official capacity of each person signing any document signed on behalf of Sellers and delivered to Buyer under this Agreement.

      (5) OPINION OF COUNSEL. The opinion of Sellers' counsel, Tener & Callahan, P.C., in the form of Exhibit 4.2(5).

      (6) OTHER DOCUMENTS. All other documents required to be delivered to Buyer as of the Closing or reasonably requested by Buyer, including all third party consents necessary to consummate the transaction contemplated by this Agreement.

4.3 DOCUMENTS TO BE DELIVERED BY BUYER. At the Closing, Buyer shall deliver to Sellers the following documents, duly executed and in form reasonably acceptable to Sellers:

      (1) ASSUMPTION OF LIABILITIES. All documents reasonably necessary and sufficient in the opinion of Sellers and its counsel to effect Buyer's assumption of the Assumed Liabilities.

      (2) COMPLIANCE CERTIFICATE. A certificate signed by the Chief Executive Officer of Buyer stating that each of the representations and warranties made by Buyer in this Agreement is true and correct in all material respects as of the Closing Date and that Buyer has performed all of Buyer's obligations under this Agreement which are to be performed on or before the Closing.

      (3) CERTIFIED RESOLUTIONS. A certified copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement, the Promissory Note, and the consummation of the Transaction.

      (4) INCUMBENCY CERTIFICATE. An incumbency certificate stating the official capacity of each person signing any document signed on behalf of Buyer and delivered to Sellers under this Agreement.

      (5) OTHER DOCUMENTS. All other documents required to be delivered to Sellers as of the Closing or reasonably requested by Sellers.

4.4 FRORATIONS. Any post-Closing expenses prepaid by Sellers which will accrue to the benefit of Buyer, any pre-Closing expenses paid by Buyer which will accrue to the benefit of Sellers, and any other similar items shall be prorated as of the Closing, with the net amount being paid by Buyer or Sellers, as applicable, in cash within 14 days after the Closing.

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SECTION 5: SELLERS' REPRESENTATIONS AND WARRANTIES

Each Seller jointly and severally represents and warrants, and Shareholder represents and warrants to the best of his knowledge, to Buyer as follows:

5.1 ORGANIZATION AND EXISTENCE. Each of LTC and SurfaceDecon is a corporation duly organized and validly existing under the laws of Virginia, has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation in all jurisdictions where the character of the properties it owns, leases or operates, or the conduct of its business, requires such qualification or licensing. Each of LTC and SurfaceDecon has paid all franchise taxes and filed all reports required to be filed in Virginia and all such jurisdictions and no Governmental Authority has taken steps to dissolve or otherwise disqualify LTC or SurfaceDecon. The jurisdictions in which LTC and SurfaceDecon are qualified or licensed to do business are set forth on Schedule 5.1.

5.2 ARTICLES OF INCORPORATION; BY-LAWS. Each of LTC and SurfaceDecon has heretofore delivered to Buyer true and complete copies of the Articles of Incorporation and By-Laws, as amended to and including the date hereof, of LTC and SurfaceDecon.

5.3 AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of LTC, SurfaceDecon and McPhee Fischer, the sole stockholder of McPhee Fischer, and all other corporate action of each of LTC, SurfaceDecon and McPhee Fischer and the sole stockholder of McPhee Fischer, including all approvals, authorizations and ratifications necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement constitutes the valid and binding obligations of each of LTC, SurfaceDecon and McPhee Fischer enforceable against each entity in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and the application of principles of equity, including without limitation the principle that equitable remedies, such as the remedy of specific performance, are subject to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on Schedule 5.3 hereto, no consent of any lender, trustee, security holder of LTC, SurfaceDecon and McPhee Fischer, or other Person is required for LTC, SurfaceDecon and McPhee Fischer to enter into and deliver this Agreement or to consummate the transactions contemplated hereby, nor shall such execution, delivery and performance of this Agreement conflict with, result in a breach of, constitute a default under or result in the creation ot any lien upon the Purchased Assets, under the Articles of Incorporation or By-Laws of each of LTC, SurfaceDecon and McPhee Fischer or any law, contract, mortgage or other instrument to which each of LTC, SurfaceDecon and McPhee Fischer is a party or by which any Seller is bound or affecting any of its properties.

5.4 TITLE TO ASSETS; LIENs AND ENCUMBRANCES. Except as disclosed in Schedule. 5.4, each of LTC and SurfaceDecon is the owner of, and has good and marketable title to, all of the Purchased Assets and on the Closing Date, each of LTC and SurfaceDecon shall convey such good and marketable title to Buyer, free and clear of all liens. Each of LTC and SurfaceDecon owns all of the assets used by it in the operation and conduct of its business, except for those assets leased by LTC and SurfaceDecon under leases specifically identified on Schedule 5.4 hereto. The Purchased Assets

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constitute all of the assets, except for the Excluded Assets, used by LTC or
SurfaceDecon for the normal conduct of their business.

5.5 OPERATING CONDITION. Except as set forth on Schedule 5.5 hereto, to the knowledge of Sellers, substantially all of the tangible Purchased Assets (including, without limitation, all equipment leased by Sellers) are in good repair and operating condition, normal wear and tear excepted.

5.6 TRADEMARKS, SERVICE MARKS, TRADE NAMES, PATENTS AND COPYRIGHTS.

Schedule 5.6 hereto sets forth a true and complete list of all patents, registered trademarks and service marks, trade names and corporate names, and licenses, ("Proprietary Rights") used by each of LTC and SurfaceDecon and which are material in the conduct of its business. Except as indicated on Schedule 5.6, each such Proprietary Right is owned by LTC or SurfaceDecon and is not subject to any license, royalty arrangement or dispute. No other material patents, trademarks, trade names, service marks, corporate names, or licenses, are used in the conduct of each of LTC and SurfaceDecon's business as now conducted. Except as indicated on Schedule 5.6, to the knowledge of each of LTC and SurfaceDecon, none of such Proprietary Rights nor any product manufactured or sold, or manufacturing process, trade secret, customer list or know-how used, by LTC or SurfaceDecon infringes any intellectual Property Right of any other person. Except as set forth in Schedule 5.6, no claim has been asserted or, to Seller's knowledge, threatened, by any Person with respect to the ownership, validity, license or use of, or any infringement resulting from, any of the Proprietary Rights used by LTC or SurfaceDecon or the production, provision or sale of any services or products by LTC or SurfaceDecon and, to the knowledge of Sellers, there is no basis for any such claim. Each of LTC and SurfaceDecon has the right to produce, provide and sell the services and products produced, provided and sold by it and to conduct its business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. To the Sellers' knowledge, no Proprietary Right used by LTC or SurfaceDecon infringes any trademark, service mark or trade name of others in the United States of America or any other country in which such trademark, service mark or trade name is used by Sellers. No stockholder, officer, director or employee of Sellers owns or has any interest in any Proprietary Rights or any trade secret, invention or process, if any, used by LTC or SurfaceDecon in connection with its business.

5.7 CONTRACTS. Set forth on Schedule 2.1 hereto is a list of the material contracts to be assumed by Buyer pursuant to Section 2.1 hereof. All contracts set forth on Schedule 2.1 require the consent of the other party in order to be assigned to Buyer. Each of the contracts listed on Schedule 2.1 is a valid and subsisting contract of all of the parties thereto in full force and effect without modification. Each of LTC or SurfaceDecon has performed all obligations required to be performed by it and is not in default under any contract listed on Schedule 2.1, and no event has occurred thereunder which, with or without the lapse of time or the giving of notice, or both, would constitute a default by it thereunder. To the knowledge of Sellers, no other party is in default under any contract listed on Schedule 2.1. No contract listed on Schedule 2.1 has been orally modified or amended. Other than Shareholder, none of the stockholders, officers or directors of Sellers or any affiliate or associate thereof is a party to or subject to or bound by any contract or has any right which in any way relates to the business of either LTC or SurfaceDecon.

5.8 LABOR RELATIONS. There are no labor strikes, disputes, slow downs, work stoppages or other labor grievances pending or, to Sellers' knowledge, threatened against or involving either LTC or

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SurfaceDecon. No unfair labor practice complaint before the National Labor
Relations Board, no discharge or grievance before the Equal Employment Opportunity Commission and no complaint, charge or grievance of any nature before any similar or comparable state, local or foreign agency, in any case relating to either LTC or SurfaceDecon or the conduct of its business is pending or, to Sellers' knowledge, threatened. Sellers have not received notice, and have no knowledge of, the intent of any governmental authority responsible for the enforcement of labor or employment laws to conduct any investigation of or relating to LTC or SurfaceDecon or the conduct of its business. To the knowledge of Sellers, no officer or key employee of LTC or SurfaceDecon other than Shareholder has any plans to terminate his or her employment with LTC and SurfaceDecon.

5.9 LEGAL PROCEEDINGS. Except as set forth on Schedule 5.9 hereto, there are no actions pending or, to the knowledge of Sellers, threatened against LTC or SurfaceDecon and which affect any of the Purchased Assets or the Assumed Liabilities.

5.10 ORDERs, DECREES, ETC. To the knowledge of Sellers, there are no orders, decrees, injunctions, rulings, decisions, directives, consents, pronouncements or regulations of any court or any governmental authority issued against, or binding on, LTC or SurfaceDecon, which do or may specifically and directly affect, limit or control the Purchased Assets or LTC or SurfaceDecon's method or manner of doing business and in respect of which LTC or SurfaceDecon is in violation.

5.11 COMPLIANCE WITH LAW. To the knowledge of Sellers, each of LTC and SurfaceDecon has complied and is in compliance with all laws of any governmental authority, applicable to each of LTC and SurfaceDecon, its assets or property or its operations.

5.12 PERMITS AND LICENSE S. Each of LTC and SurfaceDecon presently holds, and to the extent permitted to do so thereunder, will transfer to Buyer on the Closing Date, all the permits, licenses and franchises which are necessary for or material to the use, occupancy or operation of the Purchased Assets or the conduct of the business as it is presently conducted; and no notice of violation of any applicable zoning regulation, ordinance or other similar law with respect to the Purchased Assets or its business has been received. The licenses and permits are listed on Schedule 5.12. Except as set forth on Schedule 5.12, immediately after the Closing, Buyer will be in compliance with all laws as they relate to the Purchased Assets or the Assumed Liabilities unless noncompliance is by virtue of the nature of Buyer.

5.13 ENVIRONMENTAL PROTECTION. To the knowledge of Sellers, each of LTC and SurfaceDecon has, and through the Closing Date will have, complied in all respects with all environmental laws. Each of LTC and SurfaceDecon presently holds and will to the extent permitted thereunder transfer to Buyer on the Closing Date all permits, licenses, certificates and other authorizations which are required with respect to its operation under any environmental laws and all such permits, licenses, certificates and other authorizations are listed on
Schedule 5.13 hereto. Immediately after the Closing, Buyer will be in compliance with all Environmental Laws as they relate to the Purchased Assets or the Assumed Liabilities unless noncompliance is by virtue of the nature of Buyer or any acts or omissions of Buyer.

5.14 No ENVIRONMENTAL PROCEEDINGS. There is no pending or, to Sellers' knowledge, threatened civil, criminal or administrative action, demand, claim, hearing, notice of violation,

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investigation, proceeding, notice or demand letter that affects or applies to either LTC or SurfaceDecon, its business or assets, the products it has manufactured or the services it has provided relating in any way to any environmental laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

5.15 EMPLOYEE BENEFITS. Neither LTC nor SurfaceDecon has maintained or contributed to any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, whether or not such plan has been terminated and whether or not such plan is of a legally binding nature or in the form of an informal understanding.

5.16 GOVERNMENTAL APPROVALS. No governmental authorization, approval, order, license, permit, franchise, or consent and no registration, declaration or filing by either LTC or SurfaceDecon or any stockholder of LTC or SurfaceDecon with any governmental authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

5.17 No CHANGE IN CUSTOMER RELATIONS. Neither LTC nor SurfaceDecon has been advised and has no reasonable basis to believe that any customer or customers intend not to continue to conduct business after the Closing.

5.18 TAX MATTERS. Each o f LTC and SurfaceDecon has paid all taxes required to be paid for each and every tax period including, without limitation, the tax period ending on and as of the Closing Date, and has duly filed all tax returns required in connection therewith to be filed by it. None of the Sellers has received any notice of any tax deficiency outstanding, proposed or assessed relating to LTC or SurfaceDecon, nor are there any outstanding waivers or requests for waivers of the time to assess any deficiency for taxes; and to the best of the Sellers' knowledge after due inquiry, there are no threatened claims for deficiencies relating to LTC or SurfaceDecon. There are no tax liens upon, pending or threatened against the Sellers relating to LTC, SurfaceDecon or any of the Purchased Assets.

5.19 FINANCIAL STATEMENTS. The financial statements of LTC and SurfaceDecon furnished to Buyer have been prepared in accordance with GAAP (except with respect to inventory) applied on a consistent basis with prior periods. The financial statements are true, correct and complete in all material respects, and present (or will present) fairly the assets, liabilities, financial condition and results of operations of LTC and SurfaceDecon, but not including the inventory included within the Purchased Assets, as at the respective dates of such statements and for the respective periods then ended.

5.20 INENTORY. Each of LTC and SurfaceDecon owns its inventories free and clear of all liens, and no inventories have been delivered to third parties on consignment; (b) all of the inventories are usable and in good condition; and
(c) neither LTC nor SurfaceDecon is under any material liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

5.21 INSURANCE. Sellers have maintained, up to the Closing, insurance policies sufficient for compliance with all material requirements of law and agreements by which the Sellers are bound or affected and to which the Purchased Assets are subject, and provide adequate insurance coverage for the properties and operations of the business in such amounts and against such risks and losses as are

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reasonable. There are no material claims pending or threatened under any of such policies, there are no disputes between the Sellers and any of the underwriters of said policies, all premiums due and payable through the date hereof under such policies have been paid, and all such policies are and shall remain through the Closing Date in full force and effect in accordance with their respective terms.

5.22 PRODUCT LIABILITY. There is, and has been during the past two (2) years, no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best of the Sellers' knowledge after due inquiry, threatened against or involving the Sellers relating to any product sold by LTC or SurfaceDecon and alleged to have been defective, nor do the Sellers have any knowledge of any facts constituting a valid basis for any such action, proceeding or investigation.

5.23 ACCURACY OF INFORMATION. All representations, warranties and certifications contained in this Agreement or in any document, exhibit, schedule or certificate furnished or to be furnished pursuant hereto or in connection herewith and all other information with respect to the Sellers, the business and their respective assets, liabilities, business condition or prospects that have been or shall be supplied to the Buyer by the Sellers or on their behalf, are true, correct and complete and do not contain any statement which is false or misleading with respect to a material fact, and do not omit to state a material fact necessary in order to make the statements herein and therein not false or misleading. The Sellers have disclosed to the Buyer all facts material to the assets, liabilities, business condition and prospects of LTC or SurfaceDecon, other than recent financial statements.

5.24 No BROKERS OR FINDERS. Sellers and Shareholder have not retained, employed, or used any broker or finder in connection with the Transaction, and have incurred no commissions or fees therefor.

SECTION 6: BUYERS REPRESENTATIONS AND WARRANTIES Buyer represents and warrants to Sellers and Shareholder as follows:

6.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

6.2 CORPORATE POWER. Buyer has all requisite corporate power and authority to enter into and perform this Agreement.

6.3 AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer, and all other corporate action of Buyer, including all stockholder approvals, authorizations and ratifications, necessary to authorize the execution and de livery of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement constitutes a binding obligation of Buyer, enforceable against Buyer in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and the application of principles of equity, including without limitation the principle that equitable remedies, such as the remedy of specific performance, are subject to the discretion of the court before which any proceeding there-for may be brought. Except for the consents contemplated by Section 5.3, no consent of any lender, trustee or security holder of Buyer or other

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Person is required for Buyer to enter into and deliver this Agreement and to consummate the transactions contemplated hereby.

6.4 No VIOLATION. The execution, delivery, and performance of this Agreement and all related documents will not violate any statute, regulation, rule, order, injunction, or decree of any court or governmental authority.

6.5 CONSENT. The execution, delivery, and performance of this Agreement and the related documents does not require any consent, authorization, approval, exemption, or other action by any court, governmental agency, or other entity or person which will not have already been obtained as of the Closing.

6.6 No BREACH. The execution, delivery, and performance of this Agreement and all related documents will not constitute a material default or breach of any contract or other obligation to which Buyer is subject, nor of Buyer's articles of incorporation, bylaws, or other constituent documents.

6.7 FINANCIAL CAPACITY. Buyer has the financial means necessary to timely con summate the Transaction, pay the Purchase Price and all other amounts due hereunder, and discharge the Assumed Liabilities.

6.8 No BROKERS OR FINDERS. Buyer has not retained, employed, or used any broker or finder in connection with the Transaction, and has incurred no commissions or fees therefor.

SECTION 7: FURTHER COVENANTS OF SELLER

7.1 ACCESS TO RECORDS. Until the Closing, Sellers shall give Buyer, its counsel, accountants, and other representatives, reasonable access during normal business hours to information and records relating to the Purchased Assets as reasonably requested by Buyer.

7.2 CONDUCT OF BUSINESS. Until the Closing, Sellers shall continue to conduct the Business in substantially the same manner as it has heretofore and shall not make any material changes in its operations, nor take any action which will result in a material adverse change in the value or suitability of the Purchased Assets to Buyer in continuing the Business.

7.3 MAINTENANCE OF PURCHASED ASSETS. Until the Closing, Sellers shall use, operate, maintain, and repair the Purchased Assets in accordance with their normal and reasonable business practices.

7.4 MAINTENANCE OF INSURANCE. Until the Closing, Sellers shall maintain all of its current insurance relating to the Purchased Assets. LTC and SurfaceDecon shall either continue their existing products liability insurance coverage or procure "tail" coverage in amounts reasonably adequate to cover potential products liability for sales completed prior to the Closing and sales under unfulfilled orders listed in Exhibit 10.3

7.5 TRANSITION ASSISTANCE. LTC shall provide transition assistance in the form of support services rendered by Shareholder which are within Shareholder's areas of back ground and expertise, as

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requested by Buyer and agreed by Shareholder, consisting of a maximum of 50 workdays during the first four months after the Closing, a maximum of 90 workdays during the next eight months, and a maximum of 192 workdays during the next 24 months. The services shall be provided at times mutually convenient to Buyer and Shareholder. LTC shall also maintain its status as an active company for up to three years as necessary to facilitate subcontracting of existing GSA, U.S. Department of Energy, and other contracts to Buyer if required. Buyer shall promptly reimburse Shareholder for travel, hotel, subsistence, and other approved costs reasonably incurred by Shareholder in providing such services. To the extent necessary for the completion of existing contracts and Sellers' collection of their pre-Closing receivables, Buyer grants LTC and SurfaceDecon a temporary license to continue to use the trade names LTC Americas Inc. and SurfaceDecon Corporation in connection therewith.

7.6 BULK SALES ACT. Sellers shall provide information and other assistance as reasonably requested by Buyer in order to comply with any applicable provisions of the Virginia bulk sales law, to the extent possible in light of the date agreed upon for the Closing. Sellers shall indemnify and hold Buyer harmless against and with respect to any claims by creditors of LTC and SurfaceDecon which Buyer becomes legally obligated to pay as a result of failure to send timely notice of the Transaction to creditors of LTC and SurfaceDecon.

7.7 SHAREHOLDER ACTION. Sellers and Shareholder agree to authorize, direct, and/or take all actions reasonably necessary to cause LTC and SurfaceDecon to perform the covenants undertaken in this Section.

7.8 JACOBS SETTLEMENT. Sellers shall timely discharge the payment obligations of LTC under the settlement entered with A.P.M. Jacobs, liquidator of LTC International, B.V., as evidenced by two letters dated December 21, 1998, and December 28, 1998, respectively. If Sellers fail to make any such payments when due, Buyer shall have the right, but not the obligation, to make any such payments and assert the right of setoff provided in paragraph 16.1 with respect thereto.

7.9 ADDITIONAL DOCUMENTS AND ACTS. Sellers and Shareholder, at any time at or after the date hereof, shall execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by Buyer and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all of the Purchased Assets.

SECTION 8: FURTHER COVENANTS OF BUYER

8.1 DOE/FEC CONTRACT. Buyer shall pay LTC the full margin ("Margin") received on Contract No: DE-AR26-98FT-403667 "High Productivity Vacuum Blasting System." Margin includes all amounts, such as G&A and Overhead, received in excess of the Payroll, Fringe, and Other Expenses reimbursed under the contract. Margin payments to LTC shall be made on a proportionate basis within five business days after each customer payment under the contract is received.

8.2 WARRANTY ASSISTANCE. Buyer shall assist LTC and SurfaceDecon to the following extent in their provision of warranty service on sales completed prior to the Closing and on sales under unfulfilled orders listed in Exhibit 10.3:

      (1) Buyer shall provide labor and materials to LTC and/or SurfaceDecon at cost, with no overhead factor or other mark-up, as reasonably requested for such warranty service; and

      (2) Buyer and LTC shall cooperate in providing such warranty service, sharing the costs 50% - 50%, for claims asserted on or after June 1, 1999.

SECTION 9: COMMISSIONS

9.1 SRS REVENUES. The term "SRS Revenues" or "Sale, Rental, and Service Revenues" shall mean all amounts received as the sale price, rental charge, or charge for services rendered for vacuum blasting machines, air cooler/dryers, articulating arms, Power Tool Centers, all types of equipment offered in connection with the Business (with the sole exception of power tools), parts for any of the foregoing, CAE contract commission receipts, engineering contracts, training, operator services, and any other type of related services. SRS Revenues shall not include shipping and handling charges, taxes, insurance, repair or maintenance charges, or rental fees when later credited toward the purchase price of products purchased under options in rental contracts.

9.2 COMMISSIONS. Independent of the Purchase Price to be paid for the Purchased Assets, Buyer shall pay LTC 6% of SRS Revenues generated during the four years following the Closing by Buyer and/or its affiliates, successors, agents, licensees, assignees, or any other parties who continue the Business or a similar business. Commissions on SRS Revenues generated in each month shall be paid in cash no later than the 15th day of the following month.

SECTION 10: UNFULFILLED ORDERS

10.1 FULFILLMENT. LTC wit 1 fulfill, invoice, and collect for its own benefit all unfulfilled orders for equipment, rentals, parts, services, and other items received before the Closing. Equipment, work in process, parts, and other items listed on Exhibit 10.3 which are on hand with Sellers at the time of the Closing shall be used to fulfill such orders without charge to Sellers. Buyer shall be responsible for all product warranties and product liability claims for such orders.

10.2 ADDITIONAL ITEMS. Buyer shall make available reasonable amounts of additional parts and other items necessary to fulfill such orders, which shall be charged to LTC at actual cost. Buyer shall also make available reasonable amounts of labor to fulfill such orders, which shall be charged to LTC at actual cost plus an overhead factor of 100% of the labor cost. If any orders have not been fulfilled within 60 days after the Closing, such arrangements will be extended by mutual agreement, or if requested by Buyer, alternative equitable arrangements will be negotiated.

10.3 LIST. LTC shall deliver at the Closing, for attachment to this Agreement as
Exhibit 10.3, a complete and accurate list of all unfulfilled orders outstanding at the time of the Closing, stating for each order the customer name, order number, delivery date, security deposit, work-in-process, and parts and materials not yet drawn from inventory and/or needed to be purchased.

SECTION 11: EMPLOYEES

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11.1 NO OBLIGATION TO OF FER EMPLOYMENT. Buyer undertakes no obligation to offer employment to any of the current employees of Sellers. Sellers shall indemnify Buyer for any liabilities incurred as a result of Sellers' termination of the employment of any of Sellers' employees.

11.2 NON-SOLICITATION. Sellers and Shareholder agree not to hire or offer employment after the Closing to any of Seller's current employees which Buyer designates in writing as employees it desires to hire, unless Buyer fails to make an offer of employment to any such employee within sixty days after the Closing or unless such employee's employment with Buyer has terminated first. Sellers and Shareholder agree not to hire or offer employment to any of Buyer's employees during the two years following the Closing. Not withstanding the foregoing, Buyer acknowledges and agrees that LTC will retain Mr. Allwyn Albuquerque on the LTC payroll for the remainder of his current leave, which ends on March 28, 1999.

SECTION 12: NON-COMPETITION

12.1 NON-COMPETITION. Sellers and Shareholder agree not to directly or indirectly own, operate, or otherwise engage in any vacuum blasting equipment manufacturing, sale, or rental business competitive with such business as conducted by Buyer within the entire world for four years after the Closing; provided, however, that ownership of shares of Teletrak or any other publicly-held company shall not be deemed a breach of this paragraph.

SECTION 13: CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

13.1 REPRESENTATIONS. Buyer's obligation to close and otherwise consummate the Transaction is conditioned on all of the representations and warranties made by Sellers and Shareholder being true and correct in all material respects when made and as of the Closing.

13.2 COMPLIANCE WITH AGREEMENT. Buyer's obligation to close and otherwise consummate the Transaction is conditioned on Sellers and Shareholder having in all material respects performed their obligations under this Agreement which are to be performed before the Closing, including tender of all documents required of Sellers and Shareholder at the Closing.

13.3 No LEGAL CHALLENGE. Buyer's obligation to close and otherwise consummate the Transaction is conditioned on no action, suit, or proceeding having been commenced or threatened which is reasonably likely to result in a material adverse change in the business of LTC or SurfaceDecon or the Purchased Assets.

13.4 OPINION OF COUNSEL. Buyer's obligation to close and otherwise consummate the Transaction is conditioned on receipt of the opinion of Tener & Callahan, P.C., counsel to Sellers, dated as of the Closing, in the form of Exhibit 4.2(5).

SECTION 14: CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

14.1 REPRESENTATIONS. Sellers' obligations to close and otherwise consummate the Transaction are conditioned on all of the representations and warranties made by Buyer being true and correct in all material respects when made and as of the Closing.

14.2 COMPLIANCE WITH AGREEMENT. Sellers' obligations to close and otherwise consummate the Transaction are conditioned on Buyer having in all material respects performed its obligations under this Agreement which are to be performed before the Closing, including tender of all payments and documents required of Buyer at the Closing.

14.3 No LEGAL CHALLENGE. Sellers' obligations to close and otherwise consummate the Transaction are conditioned on no action, suit, or proceeding having been commenced or threatened before any court or governmental authority seeking to restrain, prevent, or modify the Transaction, challenging the validity of this Agreement or any related documents, or seeking damages in connection with or imposing any condition on the Transaction.

SECTION 15: INDEMNITY

15.1 BY SELLERS. Sellers shall defend, indemnify, and hold harmless Buyer, its successors, assigns, directors, officers, owners, employees, and affiliates, against all claims arising from the inaccuracy or breach of any representation, warranty, or covenant of Sellers in this Agreement or any related document or arising from any liabilities of LTC or SurfaceDecon not expressly assumed by Buyer under this Agreement.

15.2 BY BUYER. Buyer shall defend and indemnify Sellers, their respective successors, assigns, directors, officers, owners, employees, and affiliates, against all claims arising from the inaccuracy or breach of any representation, warranty, or covenant of Buyer in this Agreement or any related document, or from Buyer's failure to timely discharge any of the Assumed Liabilities.

13.3 NOTICE AND DEFENSE. The Indemnified Party will give the Indemnifying Party prompt notice of any claim, (although the failure to do so shall not relieve the Indemnifying Party of its indemnification obligations unless materially prejudiced thereby) and the Indemnifying Party will assume the defense thereof by representatives chosen by it; provided, however, that the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim.

15.4 FAILURE TO DEFEND. If the Indemnifying Party, within a reasonable time after notice of any such claim, fails to assume the defense thereof, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense or, with the consent of the Indemnifying Party, not to be unreasonably withheld or delayed, to undertake a compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to the settlement, compromise or final determination thereof.

15.5 NON-MONETARY RELIEF. Anything in this Section 15 to the contrary notwithstanding, (a) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other payments, the Indemnified Party shall have the right to defend, as its own cost and expense, and to compromise or settle such claim with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed) and (b) the Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be withheld unreasonably or delayed), settle or compromise any claim or consent to the entry of any judgment which imposes any future obligation on the Indemnified Party or which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party, or both, a release from all liability in respect of such claim.

15.6 REMEDIES CUMULATIVE. The remedies provided in this Section 15 shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

SECTION 16: GENERAL

16.1 RIGHT OF SETOFF. In addition to any other available remedies, the Buyer shall also have the right to set off, against all indemnifiable damages arising under claims asserted in good faith by Buyer against Sellers in writing within 12 months after the Closing, any payments due to the Sellers from the Buyer as the Commissions described in Section 9 (but not against payments due under the Promissory Note described in Section 3.2 (3) or the Margin described in Section
8), provided the Buyer deposits the setoff amounts into escrow pending resolution of said claims.

16.2 SURVIVAL OF REPRESENTATIONS. The parties hereto agree all representations, warranties, covenants, conditions and agreements contained herein or in any instrument or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for the shorter of the applicable statute of limitations or indefinitely.

16.3 EXPENSES. Except as expressly provided otherwise in this Agreement, each party shall bear its own expenses, filing fees, fees of attorneys and other agents, and other costs incurred in connection with the Transaction.

16.4 NOTICES. All notices required under this Agreement shall be given in writing and delivered by courier or certified mail to the address stated below or later designated in writing by the party being notified, with copy transmitted to a facsimile telephone number or electronic mail address maintained by the party, if known. Notices shall be effective upon the first attempt at delivery by the courier or postal service. Addresses to be used for notices are:

If to Buyer:

c/o Advanced Environmental Systems, Inc.
Attn: Gerd Reinig, Chairman and CEO
2 Sutton Road
Webster, Massachusetts 01570
Facsimile: (508) 949-0151

with copy to:

Richard S. Frazer
Pryor Cashman Sherman & Flynn LLP

410 Park Avenue
New York, NY 10022
Facsimile: (212) 326-0806

If to Sellers or Shareholder:

W.S. McPhee
2151 Jamieson Avenue, No. 1810
Alexandria, Virginia 22314
Facsimile: (703) 566-0972

with copy to:

Ralph M. Tener
Tener & Callahan, P.C.
8330 Boone Boulevard, Suite 401

Vienna, Virginia 22181
Facsimile: (703) 790-8105

16.5 SUCCESSORS. This Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

16.6 No REPRESENTATIONS OR INDUCEMENTS. Each party acknowledges that it has not been induced to enter into this Agreement by any representations, promises, or other inducements not specifically stated in this Agreement.

16.7 FAIR INTERPRETATION. The parties acknowledge that the terms of this Agreement have been freely negotiated and agree that this Agreement is to be interpreted in accordance with the reasonable and fair meaning of its terms, rather than being construed against any party as the draftsman of all or any part.

16.8 ENFORCEMENT COSTS. In any suit or action arising under this Agreement or in connection with the transfer of the Purchased Assets, the prevailing party shall be entitled to recover its reasonable attorney's fees and other enforcement costs.

16.9 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of Virginia.

16.10 ENTIRE AGREEMENT. This document, including referenced Exhibits and Schedules, states the complete, final, and exclusive agreement of the parties concerning its subject and supersedes all earlier oral or written agreements, representations, promises, negotiations, and other communications between the parties. The terms of this Agreement may only be amended, supplemented, or waived by a later writing signed by the parties.

16.11 AUTHORITY To CONTRACT. Each person signing this Agreement on behalf of a party represents and warrants that he has been duly authorized by said party to sign this Agreement and bind the party thereto.

16.12 ACKNOWLEDGMENT. E ach party acknowledges and represents that it has read this Agreement, understands it, has had adequate opportunity to consult counsel with respect to it, and agrees to be bound by all of its terms.

                  [Remainder of page intentionally left blank]

INTENDING TO BE LEGALLY BOUND, the parties have signed this Asset Purchase Agreement as of the effective date stated above.

SELLERS:                               BUYER:

LTC AMERICAS INC.                            TES ACQUISITION CORP.

By:                                    By:
   -----------------------------          ----------------------------------
     W.S. McPHEE                            GERD REINIG
     PRESIDENT                              CHAIRMAN AND CHIEF EXECUTIVE OFFICER


SURFACEDECON CORPORATION

By:
   -----------------------------
     W.S. McPHEE
     PRESIDENT


MCPHEE FISCHER INC.

By:
   -----------------------------
     W.S. MCPHEE
     PRESIDENT


SHAREHOLDER:


--------------------------------
W.S. MCPHEE